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[LOGO OF iVillage.com]


FOR IMMEDIATE RELEASE
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CONTACT:          Jason Stell
                  iVillage
                  212-206-3141
                  jason@mail.ivillage.com


                 iVILLAGE INC. TO BUY LAMAZE PUBLISHING COMPANY

     Acquisition Expands Online Leaders' Multimedia Capabilities, Reach and
                            Sponsorship Opportunities

NEW YORK, N.Y. - July 13,1999 - iVillage Inc. (Nasdaq: IVIL), a leading online women's network, today announced that it signed a definitive agreement to acquire Lamaze Publishing Company, a privately held, leading multi-media organization providing educational information to the expectant and new mother parenting sector. Lamaze Publishing is also the exclusive marketing agent of Lamaze International, a not-for-profit organization, headquartered in Washington, D.C. Lamaze Publishing holds an exclusive license to the Lamaze mark for consumer publications, including print, audio and other visual properties. This acquisition is consistent with iVillage's long-term strategy of supporting women in the most important areas of their lives: parenting, health, money and work, which creates a high level of involvement with and loyalty to the iVillage experience.

This transaction brings together two trusted leaders in reaching pregnant women and new mothers, a segment of the market that has a strong need and desire for highly personalized and interactive information, services and products. iVillage is the online leader through its Parent Soup and ParentsPlace sites as well as its e-commerce services, iBaby and iMaternity, while Lamaze is the dominant name in the overall new parenting sector. The acquisition, which will be accounted for as a purchase, has an indicated purchase price of $86.7 million, comprised of approximately 1,750,000 shares of iVillage Common Stock based upon the average closing price for iVillage Common Stock on the Nasdaq Stock Market for the 20 consecutive trading days ended July 9, 1999, and approximately $5 million in cash and repayment of indebtedness. iVillage expects to complete the acquisition by the end of August 1999. The closing of the transaction is subject to certain customary closing conditions.

Lamaze Publishing, through an array of multi-media outlets including magazines, videos, direct mail, satellite channels in hospitals and sampling programs, currently is estimated to reach more than 75% of all women giving birth in the United States and 90% of all first time parents. The addition of Lamaze Publishing to the iVillage.com network will further extend the iVillage and iBaby brands offline, add a key online component to

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further extend Lamaze Publishing and in turn, will serve to drive traffic to
iVillage.com. This relationship presents attractive opportunities for sponsors to have access, across multiple platforms, to the majority of U.S. parents and prospective parents through one single source. The iVillage commerce businesses will be enhanced with the addition of Lamaze licensed products, including certain books, videos and music, which will be offered through iBaby with certain input and approval from Lamaze International.

"Creating a meaningful relationship with women at a key time of need, such as when they become new mothers, is the way to build loyalty and retention," said Candice Carpenter, Co-Chairperson and Chief Executive Officer of iVillage. "We believe no other company has greater ability to reach the growing new parents market through as many mediums as the iVillage and Lamaze Publishing combination. The trust and integrity associated with the Lamaze brand is consistent with the highest standards we impose throughout our network. This is another example of our ability to build our community through our acquisition of high quality content and unique commerce opportunities."

"Lamaze Publishing generated revenues of $11.0 million and positive EBITDA in 1998, excluding the impact associated with the launch of a new magazine in 1998," said Craig Monaghan, Chief Financial Officer of iVillage. "We are buying a rapidly growing business with synergistic opportunities for iVillage which we expect to have a positive impact on our business."

Lamaze International President Mary Jo Podgurski stated, "The relationship between iVillage and Lamaze Publishing Company offers a prime opportunity for Lamaze International to extend its mission to reach the millions of women and parents who access information on the Internet."

"The National Center for Health Statistics projects an estimated 3.9 million births in 2000 and over three quarters of families in the U.S. are reached by Lamaze Publishing with information about child birth and parenting," said Bruce Failing, Chief Executive Officer of Lamaze Publishing Corporation. "Together Lamaze Publishing and iVillage are well positioned to further extend their impressive leads in the childbirth education and parenting sector." Parenting has also shown to have an effect on Internet usage. According to Ziff-Davis' InfoBeads, almost 40 percent of the households with children have Internet access as compared with 26.8 percent of the households without children.

Through print, in-hospital satellite cable, television, video and sampling programs, Lamaze Publishing Company currently is estimated to reach parents and families of the over 3.5 million babies born each year in the U.S.

Brown Brothers Harriman served as financial advisor to Lamaze Publishing Company on the transaction.




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About iVillage.com: The Women's Network

iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage) is a leading women's network online providing practical solutions and support for everyday problems facing women between the ages of 25 to 54. iVillage is organized into branded communities that focus on issues of most importance to women and provides interactive services, peer support and the online access to experts through 16 channels. Content channels include Parent Soup, Better Health, Money Life, Career, Work from Home, Relationships, Fitness & Beauty, Click: Where Computers Make Sense, Pets, Travel, Parents Place, Food, Book Club and Astrology and are complemented by two shopping channels, iBaby and iMaternity. Established in 1995 and headquartered in New York City, iVillage Inc (Nasdaq: IVIL) is a new media company with the mission of humanizing cyberspace for women. The company is widely recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

About Lamaze Publishing Company

Lamaze Publishing Company, Inc. located in Darien, CT., offers a full line of media properties. In addition to its Lamaze properties, the company offers The Newborn Channel, a national television network that instructs mothers in their rooms following birth in 838 hospitals nationwide and reaching approximately 2,200,000 new mothers. The Lamaze products, used by childbirth educators and maternity nurses nationwide include: Lamaze Parents, (Circ. 2,400,000), a pre-natal publication that is used in childbirth education curriculum and reaches over 75 percent of all non-Hispanic women giving birth; Lamaze Baby, (Circ. 3,000,000), a postnatal magazine used by maternity nurses to instruct new mothers at bedside and reaching 75 percent of all births; Lamaze Special Delivery, (Circ. 5,975,000), onserts and coupons offered with Lamaze Parents, Revista Lamaze and Lamaze Baby; Lamaze You and Your Baby Video, (Circ. 1,800,000), a childbirth education video used in both classrooms and at home; Lamaze para Padres, (Circ. 575,000), the only Spanish-language magazine used in childbirth education classes and reaching over 85 percent of Hispanic women giving birth; Lo Mejor para Su Bebe, a Spanish-language instructional video distributed in class by childbirth educators (Circ. 450,000); and Lamaze Family, (Circ. 1,000,000), a parenting magazine covering issues of interest to families with children from 6 months to 6 years of age.


About Lamaze International

Lamaze International is a not-for-profit organization founded in 1960, whose mission is to promote normal, natural, healthy and fulfilling childbearing and early parenting experiences for women and their families through education, advocacy and reform. Members of Lamaze International include childbirth educators, nurses, midwives, and physicians, as well as parents and consumers who support the Lamaze philosophy of birth and parenting. Lamaze International provides the most comprehensive and respected



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education program for childbirth educators available, and is the only organization, which certifies Lamaze childbirth educators. Since its founding, the organization has educated and certified over 11,000 Lamaze Certified Childbirth Educators (LCCEs), who have provided a wealth of information about pregnancy, childbirth, and early parenting to expectant parents in the United States and around the world. In addition, Lamaze International provides continuing education programs for childbirth educators and other health care professionals that work with childbearing families. In recent years, Lamaze International has entered into several strategic licensing partnerships, which offer opportunities to advance the organization's mission. "Lamaze" is a trademark of Lamaze International, and the organization ensures that its licensing partners uphold and advance its philosophy and mission.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be," "expects," "may affect," "may depend," "believes," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) the impact of assimilating Lamaze Publishing Company into iVillage, including the potential difficulty in assimilating its personnel and operations, disruption in iVillage's ongoing business, increases in expenses and possible adverse effects to iVillage's operational results, (iii) changes in domestic and foreign economic and market conditions, including the impact of this announcement, (iv) the effect of federal, state and foreign regulation on iVillage's business, (v) failure of iVillage, its vendors or other third parties to achieve Year 2000 compliance and (vi) the effect of any future acquisitions. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.


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